EXHIBIT L
                 Inversiones Sol Energia Chile Ltda.
                          Statement of Income
                For Twelve Months Ended March 31, 1999
                              (Unaudited)
                               ($000's)

      Chilean Investment Earnings                   $ 856

      Other Income (Deductions)                        10
                                                    -----

      Net Income Before Tax                           866

      Income Tax Expense                              304
                                                    -----

      Net Income                                    $ 562
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